UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 8, 2016, Korn/Ferry International (the “Company”) adopted a restructuring plan relating to previously disclosed and contemplated actions in respect of the continued integration of HG (Luxembourg) S.a.r.l (“HG Luxco”). The purpose of this plan is to further rationalize the Company’s cost structure as a result of efficiencies obtained from the integration HG Luxco into the Company. The plan will include the elimination of redundant positions and consolidation of office space. The estimated cost of the actions contemplated by the plan is between $20 million to $26 million, of which $8 million to $10 million relates to severance and $12 million to $16 million relates to office consolidation and abandonment of premises. These charges are expected to include approximately $17 million to $22 million of cash expenditures. The Company expects to recognize these charges during the first quarter of fiscal 2017 and expects the restructuring actions to be completed by July 31, 2016.

The foregoing restructuring actions are in addition to the previously disclosed restructuring actions relating to the integration of HG Luxco. As disclosed in Note 7 to the Company’s unaudited consolidated financial statements included in its Form 10-Q (the “Form 10-Q”) for the quarter ended January 31, 2016, during the third quarter of fiscal 2016, the Company implemented its initial restructuring actions with respect to the acquisition of HG Luxco. The purpose of the plan underlying these actions was to rationalize the Company’s cost structure by eliminating redundant positions and consolidating office space due to the acquisition of HG Luxco. As disclosed in the Form 10-Q, the plan resulted in restructuring charges of $30.6 million in the three months ended January 31, 2016, of which $29.9 million related to severance and $0.7 million related to consolidation and abandonment of premises. These charges included approximately $28.9 million of cash expenditures. This restructuring plan was adopted by the Company on January 7, 2016 and the actions were completed by January 31, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2016, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of the Company approved the Korn/Ferry International Long Term Performance Unit Plan (the “LTPU Plan”) and Form of Unit Award Agreement for awards thereunder (the “Agreement”). The purpose of the LTPU Plan is to promote the success of the Company by providing a select group of management and highly compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate and retain such employees. The Company’s named executive officers are eligible to participate in the LTPU Plan.

The Committee may grant cash-based unit awards (the “Unit Awards”) under the LTPU Plan. Unless a participant terminates employment due to death or disability, or makes an election in accordance with the LTPU Plan, each vested Unit Award will pay out an annual benefit of $25,000 (subject to a potential performance adjustment, as described below) for each of five years commencing on the seventh anniversary of the grant date. Subject to the terms of the LTPU Plan, participants may elect to have their annual benefits start on a later date and/or pay out in a lower annual amount over a greater number of years. The Committee may, in its sole discretion, provide in a Unit Award agreement that the annual benefit with respect to a Unit Award is subject to an adjustment based on the Company’s stock price performance between the grant date of the Unit Award and the fourth anniversary of the grant date (pursuant to a formula set forth in the LTPU Plan). Otherwise no participant is entitled to any earnings on Unit Awards.

The Unit Awards vest upon the following circumstances: (i) the fourth anniversary of the grant date, subject to the participant’s continued service as of such date; (ii) the later of the participant’s 65th birthday and the second anniversary of the grant date, subject to the participant’s continued services as of each such date; (iii) the participant’s termination of employment due to death or disability; or (iv) a Change of Control Event (as defined in the LTPU Plan) that occurs while the participant is employed by the Company. If a participant terminates employment prior to the foregoing vesting dates, subject to the terms of the LTPU Plan, the participant may forfeit Unit Awards or may be entitled to receive a partial payment with respect to Unit Awards. Payment may also be forfeited if a participant engages in Detrimental Activity (as defined in the LTPU Plan) such as disclosure of the Company’s confidential information or engaging in conduct injurious to the Company.

On July 8, 2016, Byrne Mulrooney was granted 7 Unit Awards pursuant to an award agreement consistent with the terms and conditions of LTPU Plan and the Agreement. No other executive officer of the Company received a grant of Unit Awards.

The foregoing description of the terms of the LTPU Plan and the Agreement is qualified in its entirety by reference to the actual terms of the LTPU Plan and the Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, respectively.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “likely,” “estimates,” “potential,” “continue” or other similar words or phrases. Such forward-looking statements include statements regarding the timing and scope of the restructuring actions; the amount and timing of the related charges and cash expenditures; and the expected cost savings resulting from such actions. Many factors could affect the actual results of the restructuring actions, and variances from the Company’s current expectations regarding such factors could cause actual results of the restructuring actions to differ materially from those expressed in these forward-looking statements. A discussion of these and other risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Korn/Ferry International Long Term Performance Unit Plan

10.2	Korn/Ferry International Long Term Performance Unit Plan Form of Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL (Registrant)
Date: July 14, 2016

/s/ Robert Rozek
(Signature)
Name: Robert Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer

Exhibit Index

Exhibit No.	Description

10.1	Korn/Ferry International Long Term Performance Unit Plan

10.2	Korn/Ferry International Long Term Performance Unit Plan Form of Unit Award Agreement